Exhibit 10.33

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN EXEMPTION FROM SUCH REGISTRATION STATEMENT REQUIREMENTS.

                             SECURED PROMISSORY NOTE

Principal Amount:  $400,000.00                   San Francisco, California
Interest Rate:  5.00% per annum                           February 2, 2005


            FOR  VALUE  RECEIVED,  the  undersigned,   Crdentia  Corp.,  a
Delaware corporation ("Crdentia"), Baker Anderson Christie, Inc., a California corporation, Nurses Network, Inc., a California corporation, New Age Staffing, Inc., a Delaware corporation, PSR Nurses, Ltd., a Texas limited partnership, PSR Nurse Recruiting, Inc., a Texas corporation, PSR Nurses Holdings Corp., a Texas corporation, CRDE Corp., a Delaware corporation, Arizona Home Health Care/Private Duty, Inc., an Arizona corporation, and Care Pros Staffing, Inc, a Texas corporation (each individually and referred to collectively as "Issuer"), jointly and severally promise to pay to MedCap Partners L.P., or any assignees of the Note ("Holder"), by wire transfer to such account as Holder may from time to time designate in writing, the principal amount of Two Hundred Fifty Thousand Dollars ($400,000.00) (the "Principal Amount") payable at such times as specified in paragraph 1 below. Issuer also promises to pay interest on the unpaid principal amount from the date of this Note until this Note is paid in full, at the rate of five percent (5.00%) per annum, at such times as specified in this Agreement. This
Note is executed and delivered pursuant to, and in recognition of, a loan of $400,000 made by Holder to Issuer on the date hereof.

            1. Principal Payment. The Principal Amount shall be payable to Holder on the earlier of (i) two business days (as defined below) following the date of Crdentia's receipt of written demand by Holder requesting such payment or (ii) the date on which Crdentia completes a private offering or offerings of its equity securities (whether such offering or offerings consist of one or more transactions) in an amount of not less than $5.0 million (the "Maturity Date"). All payments shall be made in immediately available funds in lawful currency of the United States of America, without offset, deduction or counterclaim of any kind. A "business day" shall mean any day except Saturday, Sunday or any day that is a legal holiday in the State of California. Holder may make written demand by facsimile, email or other usual means of communication between Holder and Crdentia.

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            2. Interest. Prior to the Maturity Date or the occurrence of an
Event of Default (as defined in paragraph 3 below), the unpaid Principal Amount periodically outstanding under this Note shall bear simple interest at the rate of five percent (5.00%) per annum, calculated on the basis of a 365-day year, based on the actual number of days elapsed (including the first day, but excluding the last day). All accrued and unpaid interest on this Note shall be due and payable on the Maturity Date. After the Maturity Date or upon the occurrence and during the continuation of any Event of Default, any unpaid Principal Amount or accrued interest shall bear interest at the rate of ten percent (10%) per annum until paid in full.

            3. Events of Default. The occurrence of any of the following events shall constitute an event of default under this Note: (a) Issuer's failure to pay the Principal Amount when due and payable; (b) any Issuer making an assignment for the benefit of its creditors; (c) any Issuer filing (or consenting to the filing of) any petition or complaint pursuant to federal or state bankruptcy or insolvency laws, seeking the appointment of a receiver or trustee for any of its assets, seeking the adjudication of such Issuer as bankrupt or insolvent, seeking an "order for relief" under such statutes, or seeking a reorganization of or a plan of arrangement for Issuer; or (d) any default or breach by any Issuer of or under any agreement for borrowed money, including loan agreements, or breach under any capital equipment lease agreement, by which such Issuer is bound or obligated following the expiration of any applicable grace period. Upon the occurrence of an Event of Default, the entire Principal Amount then outstanding, together with accrued and unpaid interest, shall become immediately due and payable.

            4. Amended and Restated Security Agreement. This Note is executed and delivered together with an Amended and Restated Security Agreement (the "Security Agreement"), entered into as of November 29, 2004 and as amended and restated on January 4, 2005 and February 2, 2005, between Holder and Issuer (Issuer therein referred to as "Grantor") by which Grantor has granted Holder a security interest in the right, title, and interest in and to all of Grantor's Collateral (as defined in the Security Agreement), subject to the liens and encumbrances on the Collateral existing as of the date hereof.

            5. Subordination. The indebtedness evidenced by this Note is expressly junior and subordinate in right of payment to the prior payment in full of all of Issuer's indebtedness under (i) that certain Loan and Security Agreement, dated as of June 16, 2004, by and among Crdentia and its subsidiaries, on the one hand, and Bridge Healthcare Finance, LLC, on the other hand (the "Revolving Loan Agreement"), and (ii) that certain Loan and Security Agreement, dated as of August 31, 2004, by and among Crdentia and its subsidiaries, on the one hand, and Bridge Opportunity Finance, LLC, on the other hand (the "Term Loan Agreement" and, together with the Revolving Loan Agreement, the "Loan Agreement"). Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this Note if there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of any indebtedness under the Loan Agreement, as determined by the terms of the Loan Agreement. Holder agrees to execute all subordination documents reasonably required by Bridge Healthcare Finance, LLC and/or Bridge Opportunity Finance, LLC.


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            6. Prepayment. This Note may be prepaid, at the option of Issuer, in whole or in part, at any time or from time to time, without penalty or premium; provided, however, that any prepayment shall be applied first to the Principal Amount then outstanding until paid in full and then to accrued and unpaid interest as of the date of such prepayment. In the event that Issuer sells any of the Collateral (as defined in the Security Agreement), the net proceeds from such sale shall be applied as set forth in the Security Agreement and, to the extent any proceeds are required to be applied to the payment of the Principal Amount and interest hereunder, in accordance with the preceding sentence.

            7. Maximum Rate of Interest. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by Holder under applicable law. If at any time such laws would render usurious any amount due under this Note, then it is the express intention of Holder and Issuer that Issuer not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph 7 shall control over all other provisions of this Note which may be in apparent conflict, that such excess amount shall be immediately credited to the principal balance owing under this Note (or, if this Note has been fully repaid, refunded by Holder to Issuer), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. Any credit or refund shall not cure or waive any default by Issuer under this Note. For the purposes of this paragraph 7, the term "applicable law" means the laws of the State of California, as such laws now exist or may be changed or amended or come into effect in the future.

            8. Holder Representations.

                  (a) This Note is being acquired for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part hereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), and Holder has no present intention of selling, granting any participation in, or otherwise distributing this Note in violation of the 1933 Act.

                  (b) Holder acknowledges that it can bear the economic risk of complete loss of its investment in this Note and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. Holder acknowledges that there are substantial risks incident to the ownership of this Note, and such investment is speculative and involves a high degree of risk of loss by Holder of Holder's entire investment in the Issuer

                  (c) Holder has had an opportunity to receive all information related to Issuer requested and to ask questions of and receive answers from Issuer regarding Issuer and its business. Holder has reviewed the reports and other documents filed by Issuer with the Securities and Exchange Commission.

                  (d) Holder acknowledges and understands that this Note is a "restricted security" under the 1933 Act.

                  (e) Holder is an "accredited investor" as defined by Rule 501 or Regulation D promulgated under the 1933 Act.


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            9. No Waiver. No extension of time for payment of any amount owing hereunder shall affect the liability of Issuer or any person or entity, now or at any time hereafter, liable for payment of the indebtedness evidenced hereby. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

            10. Attorneys' Fees. If any action or proceeding is brought by Holder to enforce payment of this Note, then the prevailing party shall be entitled to recover its reasonable costs and expenses (including without limitation attorneys' fees, experts fees, etc.) associated therewith. In addition, upon the payment in full of the Principal Amount, Issuer agrees to pay to Holder the reasonable legal fees, not to exceed $15,000, incurred by MedCap Partners L.P. in connection with the review and preparation of this Note and the Security Agreement and any related filings to protect Holder's security interests.

            11. Waiver of Presentment, etc. Each Issuer, for itself and its respective successors and assigns, hereby expressly waive presentment, demand, protest, notice of protest, dishonor, notice of dishonor and any other notice of any type or nature. No waiver or modification of the terms of this Note shall be valid unless in writing and signed by the holder hereof.

            12. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

            13. Time of Essence. Time is of the essence with regard to all dates set forth in this Note.

            14. Assignment and Transfer. No Issuer may assign or otherwise transfer its rights or obligations under this Note without the prior written consent of Holder. Any purported assignment or transfer in contravention of this paragraph 14 shall be null and void. Subject to the foregoing, this Note shall be binding upon the successors and assigns of Issuer, and shall inure to the benefit of and be enforceable by the successors and assigns of Holder. Holder agrees that it shall not transfer this Note (a) in violation of the 1933 Act or any state securities laws and (b) unless pursuant to an effective registration statement or an exemption from such registration statement requirements.

            15. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of California, without regard to conflict of laws principles.

                            [signature pages follow]


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            IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

                                        CRDENTIA CORP.


                                        By: /s/ James D. Durham

                                        Name:________________________

                                        Title:__________________________

                                        BAKER ANDERSON CHRISTIE, INC.


                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


                                        NURSES NETWORK, INC.


                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


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                                        NEW AGE STAFFING, INC.


                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


                                        PSR NURSES, LTD.

                                        By: /s/ James D. Durham

                                        Its:  General Partner

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:________________________________


                                        PSR NURSE RECRUITING, INC.


                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


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                                        PSR NURSES HOLDINGS CORP.

                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


                                        CRDE CORP.

                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


                                        ARIZONA HOME HEALTH CARE/PRIVATE DUTY,
                                        INC.

                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


                                        CARE PROS STAFFING, INC.

                                        By: /s/ James D. Durham

                                        Name:_______________________________

                                        Title:________________________________


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Acknowledged and Agreed to:

MEDCAP PARTNERS L.P.

By:  MedCap Management & Research LLC
Its: General Partner


By:  /s/ C. Fred Toney
     Name:  C. Fred Toney
     Title: Managing Member

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